UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2022

Aditxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

737 N. Fifth Street, Suite 200 Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously reported by Aditxt, Inc. (the “Company”) on a Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 10, 2022 and August 15, 2022 (the “August 8-Ks”), the Company entered into a Securities Purchase Agreement (the “SPA”) with certain accredited investors (the “August Investors”) in connection with the issuance and sale of 10% Senior Secured Promissory Notes (the “August 2022 Notes”), shares of common stock as commitment fees (the “August 2022 Commitment Shares”), and warrants (the “August 2022 Warrants”) to purchase shares of the Company’s common stock (collectively, the “August 2022 Securities”).

On September 12, 2022, the Company entered into a SPA with a certain additional accredited investor (the “Investor” and, together with the August Investors “the “Investors”), pursuant to which the Company issued and sold an additional: (i) $555,555.00 in principal amount of the August 2022 Notes, resulting in gross proceeds to the Company of $500,000.00, exclusive of placement agent fees and other offering expenses; (ii) 555,555 August 2022 Commitment Shares; and (iii) August 2022 Warrants to purchase 3,703,700 shares of the Company’s common stock.

As previously disclosed in the August 8-Ks, the August 2022 Notes have a maturity date of twelve (12) months from the date of issuance and are convertible at the option of the Investor at any time prior to maturity in shares of Common Stock (the “Conversion Shares”) at an initial conversion price of $0.2355 per share, subject to adjustment under certain circumstances. The holders of the August 2022 Notes have the right, following any calendar day following the Commencement Date (as defined therein) to convert all or any portion of the then outstanding and unpaid principal amount and interest into fully paid and non-assessable shares of common stock at the conversion price. The Company is prohibited from effecting a conversion of the Note to the extent that, as a result of such exercise, the Investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of such shares. In addition, the sum of the aggregate number of shares of common stock that may be issued to all Investors under the August 2022 Securities is limited to 19.99% of the Company’s then outstanding shares of common stock as of the date of issuance unless Shareholder Approval (as defined in the SPA) is obtained to issue more than the 19.99%.

As previously reported by the Company on a Current Report on Form 8-K filed with the SEC on September 7, 2022 (the “September 8-K), on August 31, 2022, the Company entered into a First Amendment and Waiver with each of the August Investors (the “August Amendment”). Pursuant to the August Amendment, the exercise price of the August 2022 Warrants was reduced to $0.15 per share and the Commencement Date (as defined in the SPA) was amended to mean the date on which the Company obtains shareholder approval for the issuance of any shares of common stock upon exercise of the August 2022 Warrants. The Warrant is exercisable for a period of five (5) years from period commencing on the Commencement Date (as defined therein) and ending on 5:00 p.m. eastern standard time on the date that is five (5) years after the date of issuance, at an exercise price of $0.15, subject to adjustment provided therein (including cashless exercise). The Company is prohibited from effecting an exercise of the Warrant to the extent that, as a result of such exercise, the holder of the Warrant together with the holder’s affiliates, would beneficially own more than 4.99% of the number of shares of Common Stock of the Company outstanding immediately after giving effect to the issuance of such shares. In addition, the sum of the aggregate number of shares of common stock that may be issued under the Warrant is limited to 19.99% of the Company’s then outstanding shares of common stock as of the date of issuance unless Shareholder Approval (as defined in the Agreement) is obtained to issue more than the 19.99%.

As previously disclosed in the August 8-Ks, in connection with the Offering, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors pursuant to which the Company shall prepare and file with the SEC a registration statement (the “Registration Statement”) covering the Note, the Conversion Shares, the Warrant, and the Warrant Shares and any additional shares of Common Stock issued and issuable in connection with any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (collectively, the “Registrable Securities”) on or prior to the 90th calendar day following the Closing Date (the “Filing Date”).

The Company shall use its best efforts to cause the registration statement covering the Registrable Securities to be declared effective (the “Effectiveness Date”) by the SEC within one hundred twenty (120) calendar days from the date hereof (or at the earliest possible date if prior to one hundred twenty (120) calendar days from the date of the Registration Rights Agreement.

The Company estimates that the net proceeds from the transaction will be approximately $460,000 after deducting estimated transaction fees and expenses. The net proceeds received by the Company from the transaction will be used for business development, working capital and other general corporate purposes.

As previously disclosed in the August 8-Ks, the August 2022 Notes contain certain covenants, events of default and triggering events, which would require repayment of the obligations outstanding pursuant to such instruments. The obligations of the Company pursuant to the August 2022 Notes are secured by certain assets of the Company pursuant to the Security Agreement dated August 4, 2022, by and among the Company and the holders of the August 2022 Notes.

The foregoing description of the August 2022 Notes, August 2022 Warrants, the SPA, the Security Agreement, the Registration Rights Agreement and the August Amendment is not complete and is qualified in its entirety by reference to the full text of the forms of the August 2022 Notes, August 2022 Warrants, the SPA, the Security Agreement, the Registration Rights Agreement and the August Amendment, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4,10.5, and 10.6, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The August 2022 Notes, August 2022 Commitment Shares and the August 2022 Warrants were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously disclosed on September 7, 2022, Aditxt, Inc (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the stockholders approved a proposal to amend the Company’s certificate of incorporation to effect a reverse split of the Company’s outstanding shares of common stock, par value $0.001 at a specific ratio within a range of one-for five (1-for-5) to a maximum of one-for-fifty (1-for-50) to be determined by the Company’s board of directors in its sole discretion.

Following the Special Meeting, the board of directors approved a one-for-fifty (1-for-50) reverse split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”). On September 13, 2022, the Company filed with the Secretary of State of the State of Delaware a certificate of amendment to its certificate of incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split. The Reverse Stock Split became effective as of 4:01 p.m. Eastern Time on September 13, 2022, and the Company’s common stock is expected to begin trading on a split-adjusted basis when the Nasdaq Stock Market opens on September 14, 2022.

When the Reverse Stock Split becomes effective, every 50 shares of the Company’s issued and outstanding common stock will automatically be combined, converted and changed into 1 share the Company’s common stock, without any change in the number of authorized shares or the par value per share. In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, restricted stock units and warrants to purchase shares of common stock and the number of shares reserved for issuance pursuant to the company’s equity incentive compensation plans. Any fraction of a share of common stock that would be created as a result of the Reverse Stock Split will be rounded up to the next whole share. Holders of the Company’s common stock held in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the Reverse Stock Split. Stockholders of record will be receiving information from the Company’s transfer agent regarding their common stock ownership post-Reverse Stock Split.

The Company’s common stock will continue to trade on the Nasdaq Stock Market LLC under the existing symbol “ADTX”, but the security has been assigned a new CUSIP number (007025505).

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events.

On September 13, 2022, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
3.1	Certificate of Amendment to Certificate of Incorporation of Aditxt, Inc.
10.1*	Form of Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 10, 2022).
10.2	Form of August 2022 Note
10.3*	Form of August 2022 Warrant.
10.4*	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on August 10, 2022).
10.5*	Form of Security Agreement (Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on August 10, 2022).
10.6*	Form of First Amendment and Waiver effective as of August 31, 2022 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 7, 2022).
99.1	Press release dated September 13, 2022
104	Cover Page Interactive Data File (embedded within the XBRL document)

*	Pursuant to Item 601(b)(10) of Regulation S-K, certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Further, the schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2022	ADITXT, INC.

	By:	/s/ Amro Albanna
	Name:	Amro Albanna
	Title:	Chief Executive Officer